PRESS RELEASE

2445 Nashville Road Suite B1 Bowling Green, KY 42101 Holley.com
HOLLEY PERFORMANCE BRANDS ACCELERATES DEBT REDUCTION AND ON TRACK TO REACH LOWEST LEVERAGE IN OVER THREE YEARS
Holley Performance Brands advances strategic priority with proactive debt prepayment, underscoring its continued commitment to strengthening the balance sheet and enhancing financial flexibility

BOWLING GREEN, Ky. – August 27, 2025 – Holley Performance Brands (NYSE: HLLY) a leader in automotive aftermarket performance solutions, today announced it has proactively reduced debt by an additional $15 million, bringing total debt repayment since September 2023 to $90 million. This highlights the continued impact of the Company’s successful transformation over the last two years, while also reflecting its ongoing commitment to strengthening the balance sheet, enhancing financial flexibility, and positioning for sustainable growth.

“This milestone reflects more than just deleveraging. It highlights the operational excellence and disciplined execution across our teams that have fueled strong free cash flow generation,” said Jesse Weaver, Chief Financial Officer of Holley Performance Brands. “With momentum in core business growth for two consecutive quarters, we are not only strengthening our balance sheet but also building confidence with investors that we can deliver sustained value. Importantly, we expect to achieve a leverage ratio at or below 4.0x by year-end, marking our lowest level in more than three years.”

The most recent paydown was executed through opportunistic repurchases of its first lien term loan facility at a discount, funded entirely with free cash flow. Holley estimates these cumulative since 2023 will drive up to $3.7 million in annualized net interest savings.

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About Holley Performance Brands
Holley Performance Brands (NYSE: HLLY) leads in the design, manufacturing and marketing of high-performance products for automotive enthusiasts. The company owns and manages a portfolio of iconic brands, catering to a diverse community of enthusiasts passionate about the customization and performance of their vehicles. Holley Performance Brands distinguishes itself through a strategic focus on four consumer vertical groupings, including Domestic Muscle, Modern Truck & Off-Road, Euro & Import, and Safety & Racing, ensuring a wide-ranging impact across the automotive aftermarket industry. Renowned for its innovative approach and strategic acquisitions, Holley Performance Brands is committed to enhancing the enthusiast experience and driving growth through innovation. For more information on Holley Performance Brands and its dedication to automotive excellence, visit https://www.holley.com.

Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other important factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: (1) Holley’s ability to execute our business and financial strategy; (2) Holley’s ability to grow and manage growth profitably; (3) Holley’s ability to maintain relationships with customers and suppliers; (4) Holley’s ability to compete effectively in our market; (5) Holley’s ability to maintain and strengthen demand for our products and brands; (6) Holley’s ability to maintain successful and profitable partnerships; (7) Holley’s ability to achieve expected returns on investments; (8) changes in applicable laws or regulations; (9) general economic and political conditions, including the current macroeconomic environment, political tensions, and war (including the conflict in Ukraine, the conflict in the Middle East, and the possible expansion of such conflicts and potential geopolitical consequences); (10) the possibility that Holley may be adversely affected by other economic, business, and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); (11) Holley’s estimates of its financial performance (e.g., the successful execution of cost saving initiatives); (12) Holley’s ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; (13) Holley's ability to anticipate and manage through the impact of elevated interest rate levels, which cause the cost of capital to increase, as well as respond to inflationary pressures and trade restrictions, including tariffs; and (14) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2025, and disclosed in any subsequent filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.

Media Relations Contact(s):
Jordan Moore, jmoore@tinymightyco.com / Sydney Goggans, sgoggans@tinymightyco.com

Investor Relations Contacts:
Anthony Rozmus / Neel Sikka / Jenna Kozlowski
Solebury Strategic Communications
203-428-3224
Holley@soleburystrat.com